UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2004

FACE PRINT GLOBAL SOLUTIONS, INC.
(Exact name of small business issuer as specified in its charter)
Wyoming	33-0619256
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 E. Herndon Avenue, Suite 115, Fresno, CA 93720
(Address of principal executive offices)

Registrant's telephone number including area code: (559) 436-1060

(Former name, former address and former fiscal year, if changed since last report.)

Item 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On November 08, 2004 the Registrant dismissed Malone & Bailey, PLLC as the Registrant's independent accountants. The decision to dismiss Malone & Bailey, PLLC was recommended by the Registrant's Board of Directors; the Registrant has no audit committee.

Except for an explanatory paragraph concerning the Registrant's ability to continue as a going concern, such accountant's report on the Registrant's financial statements for the period from April 1, 2003 to March 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were the opinions modified as to uncertainty, audit scope or accounting principles, nor were there any events of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K under the Securities Act for the past two years through the date of this letter. During the period from April 1, 2003 to March 31, 2004 and until Malone & Bailey, PLLC's dismissal, there were no disagreements with Malone & Bailey within the meaning of item 304 of Regulation SK or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to Malone & Bailey, PLLC's satisfaction, would have caused Malone & Bailey, PLLC to make reference to the subject matter of the disagreements in connection with its reports.

(b) On November 8, 2004 the Registrant appointed Pritchett, Siler, & Hardy, P.C. as the Registrant's independent accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Face Print Global Solutions, Inc.
November 23, 2004

/s/ Pierre Cote
___________________________________________
Pierre Cote,
President of Face Print Global Solutions, Inc.

Item 9.01. EXHIBITS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Face Print Global Solutions, Inc. pertaining to our firm included under Item 4 of Form 8-K dated November 08, 2004 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Malone & Bailey, PLLC

Malone & Bailey, PLLC